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                             FLAMEMASTERCORPORATION
                         EARNINGS PER SHARE CALCULATIONS
                               SEPTEMBER 30, 1999
                                  EXHIBIT 11.1

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
BASIC

Income from Operations                                                                                             $876,396
Preferred Dividends                                                                                                       -
                                                                                                                   --------
   Income Available To Common Shareholders                                                                         $876,396
                                                                                                                   --------

WEIGHTED AVERAGE SHARES OUTSTANDING

Common Stock - Average Outstanding                                                     1,636,343
Common Stock Options                                                                           -
                                                                                       ---------
   Weighted Average Shares Outstanding                                                 1,636,343
                                                                                       ---------
BASIC EARNINGS PER SHARE                                                                                           $   0.54
                                                                                                                   --------
                                                                                                                   --------
DILUTED

Income from Continuing Operations                                                                                  $876,396
Interest from Convertible Notes                                                                                      26,399
                                                                                                                   --------
   Diluted Income                                                                                                  $902,795
                                                                                                                   --------
NET WEIGHTED SHARES OUTSTANDING

Common Stock - Average Outstanding                                                     1,636,343
Convertible Notes                                                                        116,387
                                                                                       ---------
   Net Weighted Shares Outstanding                                                     1,752,730
                                                                                       ---------
DILUTED EARNINGS PER SHARE                                                                                         $   0.52
                                                                                                                   --------
                                                                                                                   --------
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